UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Rock of Ages Corporation
(Name of Registrant as Specified In Its Charter)

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ROCK OF AGES CORPORATION
772 GRANITEVILLE ROAD
GRANITEVILLE, VERMONT 05654

 May 26, 2006

To our Stockholders:

        You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Rock of Ages Corporation, to be held at our Conference Center, located across the street from the Rock of Ages main office at 772 Graniteville Road, Graniteville, Vermont 05654, on Thursday, June 22, 2006 at 10:30 a.m., local time.

        We encourage you to carefully read the enclosed Notice of Annual Meeting and proxy statement, as well as the enclosed 2005 Annual Report.

        After the business items of the annual meeting are completed, a few of our officers will make presentations and we will answer your questions about our growth strategy and our quarrying, manufacturing and retailing operations. We will also introduce our directors and executive officers. Our annual meeting serves as a good opportunity for you to learn more about Rock of Ages and talk informally with many of our people. We will provide informal tours of our quarry and manufacturing operations to shareholders who request them.

        We hope to see you at the annual meeting. It is important that your shares be represented at the annual meeting regardless of whether you are able to attend personally. Therefore, please sign, date and promptly return the enclosed proxy card(s) in the prepaid mailing envelope, or vote by proxy by telephone or through the Internet using the procedures set forth in the accompanying proxy statement and proxy card. If you attend the annual meeting, you may vote in person if you wish, even if you previously submitted a proxy.

        I look forward to seeing you on June 22nd.

Sincerely,

Kurt M. Swenson Chairman, President and Chief Executive Officer

ROCK OF AGES CORPORATION

 772 Graniteville Road
Graniteville, Vermont 05654

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

 JUNE 22, 2006

To the Stockholders of
Rock of Ages Corporation:

    Notice is hereby given that the 2006 Annual Meeting of the Stockholders of Rock of Ages Corporation will be held at the Rock of Ages Conference Center, 773 Graniteville Road, Graniteville, Vermont05654, on Thursday, June 22, 2006 at 10:30 a.m., local time, for the following purposes:

1.	To elect two Class III directors, each for a three-year term expiring at the annual meeting of stockholders in 2009, and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2006 fiscal year; and

3.	To transact any other business that may properly come before the annual meeting or any adjournment(s) thereof.

        The close of business on April 28, 2006 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting, whether in person or by proxy.

By Order of the Board of Directors

Michael B. Tule Secretary

        Your vote is important. Please sign, date and return the accompanying proxy card(s) in the enclosed envelope, or otherwise vote by proxy in accordance with the voting instructions set forth in the accompanying proxy statement and proxy card(s). Please note that separate proxy cards have been provided for Class A Common Stock and Class B Common Stock. If you are a holder of both classes of stock, please sign, date and return both proxy cards or otherwise vote by proxy in accordance with the voting instructions set forth in the accompanying proxy statement and proxy card(s), so that all of your shares are voted. If you attend the annual meeting, you may vote in person whether or not you have sent in your proxy card(s).

ROCK OF AGES CORPORATION

 PROXY STATEMENT

General

        We are furnishing this proxy statement in connection with the solicitation, by and on behalf of the board of directors of Rock of Ages Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Company's 2006 Annual Meeting of Stockholders, and at any adjournment(s) thereof. The annual meeting will be held at the Rock of Ages Conference Center, 773 Graniteville Road, Graniteville, Vermont, on Thursday, June 22, 2006 at 10:30 a.m., local time. The principal offices of the Company are located at 772 Graniteville Road, Graniteville, Vermont 05654.

        This proxy statement, the accompanying proxy card(s) and the Company's 2005 Annual Report are first being mailed to stockholders on or about May 19, 2006.

Record Date, Voting Securities, Quorum and Vote Required

        Only holders of record of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), at the close of business on April 28, 2006, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. On the record date, the Company had outstanding (i) 4,660,800 shares of Class A Common Stock, each of which is entitled to one vote, or a total of 4,660,800 votes, and (ii) 2,738,596 shares of Class B Common Stock, each of which is entitled to ten votes, or a total of 27,385,960 votes. Accordingly, at the close of business on the record date, 7,399,396 shares of Common Stock were outstanding, representing a total of 32,046,760 votes.

        The presence at the annual meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Shares held as of the record date by holders who are present or represented by proxy at the annual meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the annual meeting will be counted as present for the purposes of establishing a quorum. If a quorum is present at the meeting, the Class III directors will be elected by a plurality of the votes cast either in person or by proxy at the annual meeting (Proposal No. 1). Under our Amended and Restated By-Laws and ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the 2006 fiscal year (Proposal No. 2), will require the affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by proxy at the meeting.

        Shares represented by proxies which are marked "WITHHELD" with regard to one or both nominees for election as a director (Proposal No. 1) will be excluded entirely from the vote on such nominee(s) and thus will have no effect on the outcome of the vote. Shares represented by proxies which are marked "ABSTAIN" with regard to the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for 2006 (Proposal No. 2) will have the effect of a negative vote.

        A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote those shares with respect to the election of directors (Proposal No. 1) and the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2006 (Proposal No. 2) without instruction from you, and, accordingly, broker non-votes will not occur with respect to either of those two proposals.

Voting

Voting Your Proxy

        You may vote in person at the annual meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

        If you sign and return your proxy cards(s) to us in time for it to be voted at the annual meeting, one of the individuals named as your proxy will vote your shares as you have directed on the proxy card(s). If you sign and timely return your proxy card(s) but no indication is given as to how to vote your shares as to one or both of the proposals to be voted on at the annual meeting, your shares will be voted FOR any proposal as to which you have given no indication as to how to vote.

        The board of directors knows of no matters, other than Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders, and we have not received notice of any such other matter as required by our Amended and Restated By-Laws in order to be presented at the annual meeting. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies.

How to Vote by Proxy

        You may vote by proxy by completing, signing, dating and returning your proxy card(s) in the enclosed envelope. If your shares are held in "street name" through a broker, you should provide written instructions to your broker on how to vote your shares. As noted above, if you do not provide your broker with instructions on how to vote your shares it is possible that, with respect to Proposal Nos. 1 and 3, your shares will not be voted on those proposals in the same manner that you would have voted if you had provided instructions. To ensure that your broker receives your instructions, you should promptly complete, sign and send to your broker in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed.

        You may also vote by proxy through the Internet at www.voteproxy.com (by following the on-screen instructions) or by telephone by calling toll-free 1-800-PROXIES from any touch-tone telephone and following the instructions. You should have your proxy card(s) available when you access the web page or call. You may also wish to check the voting form used by the firm that holds your shares to see if it offers telephone or Internet voting.

Changing Your Vote or Revoking Your Proxy

        You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy card(s) by mail, you must (i) file with the Secretary of the Company or other designee of the Company, at or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy you previously submitted or (ii) duly execute a later dated proxy relating to the same shares and deliver it to the Secretary of the Company or other designee before the taking of the vote at the annual meeting. If you voted by proxy electronically through the Internet or by telephone as described above, you may simply vote again at a later date using the same procedures, in which case the later submitted proxy will be recorded and the earlier vote revoked. Attendance at the annual meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary of the Company before the proxy is exercised or you vote by written ballot at the annual meeting. If you hold your shares through a broker, bank or other nominee in "street name," you will need to contact them or follow the instructions in the voting instruction form used by the firm that holds your shares to revoke your proxy.

Voting in Person

        If you plan to attend the annual meeting and wish to vote in person, we will give you a ballot at the meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your nominee and bring to the annual meeting a "legal proxy" authorizing you to vote your "street name" shares held as of the record date.

 Proxy Solicitation and Expenses

        All expenses of this solicitation will be borne by the Company, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms, banks and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's stock. The Company has retained American Stock Transfer and Trust Company to assist in the solicitation of proxies. They will be paid an aggregate fee of $1,250 and will be reimbursed for their out-of-pocket expenses. In addition to solicitation by mail, certain directors, officers and regular employees of the Company, who will not receive additional compensation for solicitation, and representatives of American Stock Transfer & Trust Company, may solicit Proxies by telephone, overnight delivery service, facsimile or otherwise.

Delivery Of Proxy Materials and Annual Report To Households

        The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as "householding." Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of the Company's 2005 Annual Report and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

        Beneficial owners who reside at a shared address at which a single copy of the Company's 2005 Annual Report and this proxy statement is delivered may obtain a separate copy of the Company's 2005 Annual Report and/or this proxy statement without charge by sending a written request to Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301, Attention: Investor Relations, or by calling the Company at (800) 884-7936. The Company will promptly deliver a copy of its 2005 Annual Report and/or this proxy statement upon request.

        Not all brokers, banks or other intermediaries offer beneficial owners the opportunity to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, banker or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1

 ELECTION OF DIRECTORS

General

        In accordance with our amended and restated certificate of incorporation, the members of the board of directors are divided into three classes, designated Class I, Class II and Class III, respectively, and are elected for a term of office expiring at the third succeeding annual stockholders' meeting following their election and until their successors are duly elected and qualified. Our amended and restated certificate of incorporation also provides that the number of directors shall be fixed from time to time by a majority of the board of directors and that each class of directors shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board. Currently, the total number of directorships has been fixed at seven members, allocated among the three classes as follows: three directors in Class I; two directors in Class II and two directors in Class III. There are currently serving two directors in Class I with one vacancy; two directors in Class II; and two directors in Class III. The term of office of the Class III directors expires at the annual meeting. The Class I and Class II directors are serving terms that expire at the annual meeting of stockholders in 2007 and 2008, respectively.

        Richard C. Kimball and Kurt M. Swenson, the two Class III directors whose terms are expiring at the annual meeting, were recommended by our Corporate Governance and Nominating Committee, and nominated by the board of directors for election at the annual meeting for a three-year term of office expiring at the annual meeting of stockholders in 2009 and until their successors are duly elected and qualified. Mr. Kimball and Mr. Swenson abstained from each of these votes.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR CLASS III DIRECTORS. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS CLASS III DIRECTORS.

        Stockholders may not cumulate their votes in the election of directors. Stockholders entitled to vote for the election of directors may withhold authority to vote for either or both of the nominees for directors. If either nominee becomes unavailable for any reason, then the shares represented by a duly executed and timely returned proxy will be voted FOR the other listed nominee and for such other nominee as may be designated by the board of directors as replacement for the nominee who became unavailable.  Discretionary authority to do so is included in the proxies. Each person nominated for election has agreed to serve if elected, and the board of directors has no reason to believe that either nominee will be unavailable to serve.

        The following table sets forth the names, ages and, if applicable, position with the Company, of the persons who have been nominated for election as Class III directors at the annual meeting and the other current directors of the Company. Both of the nominees for election as Class III directors are incumbent directors.

NAME	AGE	TITLE

Nominees for Class III Directors (For Term Expiring at 2009 Annual Meeting)

Richard C. Kimball	65	Vice Chairman and Director

Kurt M. Swenson	61	Chairman of the Board, President and Chief Executive Officer

Continuing Class I Directors (Term Expires at 2007 Annual Meeting)

James L. Fox (2)	54	Director

Charles M. Waite (2)	73	Director

Continuing Class II Directors (Term Expires at 2008 Annual Meeting)

Pamela G. Sheiffer (1)	59	Director

Frederick E. Webster Jr. (2)	68	Director

(1)	Member of the Corporate Governance and Nominating Committee and the Compensation Committee.

(2)	Member of the Audit Committee, the Corporate Governance and Nominating Committee, and the Compensation Committee.

        Certain additional information concerning the directors and nominees for director is set forth below. Other than Swenson Granite Company LLC ("Swenson LLC"), which could be considered an affiliate of the Company, none of the corporations or organizations referred to below with which a director or nominee for director has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

Directors

        James L. Fox has been a director of the Company since October 1997. He has been Executive Vice President and Chief Operating Officer of FundQuest, Inc., a global provider of turnkey, open architecture wealth management programs and services for financial institutions and advisors, since November 2005. From September 2003 to November 2005, he was Executive Vice President and Chief Financial Officer of The BISYS Group, Inc. He was President of the Fund Services Division of The BISYS Group, Inc. from April 2003 to September 2003. From August 2001 to April 2003, he was President and Chief Executive Officer of govOne Solutions, L.P., an electronic government payment service. From June 2000 to August 2001, he was Vice President-Corporate Development and Chief Financial Officer of Gomez, Inc., a research and consulting firm specializing in Internet quality measurement. Prior to joining Gomez, Mr. Fox had been Vice Chairman of PFPC Inc., a division of the PNC Financial Services Group, Inc. from December 1999 to June 2000. Before joining PFPC, Inc., Mr. Fox had an eleven year career with the Investor Services Group of First Data Corporation, a provider of processing and mutual fund and retirement services for mutual fund complexes, banks, insurance companies and advisory firms, including serving as President and Chief Executive Officer (1999) and Chief Operating Officer (1997-1999). Mr. Fox's current term as a director of the Company will expire at the Company's 2007 Annual Meeting.

        Richard C. Kimball has been a director of the Company since 1986, and Vice Chairman since 1993. From 1993 to January 2001, he was Vice Chairman and Chief Operating Officer/Memorials Division of the Company and from January 2001 to December 2004, he was Chief Strategic and Marketing Officer. Prior to joining the Company, Mr. Kimball served as a director, principal and President of The Bigelow Company, Inc., a strategic planning and investment banking firm from 1972 until 1993. Mr. Kimball retired as an employee of the Company on December 31, 2004 and currently serves as a consultant to the Company. His current term as a director will expire at the Company's 2006 Annual Meeting.

        Pamela G. Sheiffer has been a director of the Company since June 2004. Since 1997, she has been President of P. Joyce Associates, Inc., a consulting firm specializing in retail, manufacturing, licensing and providing services to investment firms. From 1995 to 1997, she was CEO of The Design and Source Company, a manufacturer and marketer of ladies apparel. From 1988 to 1995, she was Vice President of Merchandising and Marketing for the Retail Apparel Group, Inc. d/b/a Dots, a retailer of women's clothing with over 250 stores nationwide. Prior to that, Ms. Sheiffer held various senior management positions in retail and manufacturing, including Senior Vice President of May Department Stores. She is currently Vice Chairman and Chair of the Development Committee of Learning Lenders, New York City's largest educational nonprofit with over 14,000 volunteers in New York City schools. She has been a member of the board of directors of Dan River Mills, Inc., a manufacturer and marketer of textile products for home fashions and apparel fabrics, since February 2005. Ms. Sheiffer's current term as a director will expire at the Company's 2008 Annual Meeting.

        Kurt M. Swenson has been President, Chief Executive Officer and Chairman of the Board of Directors of the Company since 1984. Prior to the Company's initial public offering in 1997, Mr. Swenson had been the Chief Executive Officer and a director of Swenson Granite Company, Inc. since 1974. Mr. Swenson currently serves as non-officer Chairman of the Board of Swenson Granite Company, LLC, a Delaware limited liability company engaged in the granite curb and landscaping business. Swenson Granite Company, LLC may be deemed an affiliate of the Company. He is also a director of the American Monument Association, the National Building Granite Quarries Association and Group Polycor International and Polycor, Inc. Mr. Swenson's current term as a director will expire at the Company's 2006 Annual Meeting.

        Charles M. Waite has been a director of the Company since 1985. Since 1989, Mr. Waite has been managing partner of Chowning Partners, a financial consulting firm that provides consulting services to New England companies. Mr. Waite's current term as a director will expire at the Company's 2007 Annual Meeting.

        Frederick E. Webster Jr., Ph.D. has been a director of the Company since October 1997. He was a Professor of Management at the Amos Tuck School of Business Administration of Dartmouth College from 1965 until 2002, and is now the Charles Henry Jones Professor of Management Emeritus. He is also a management consultant and lecturer, and is the Jon Underwood Distinguished Research Fellow in Marketing at the Eller College of Management, University of Arizona. Mr. Webster's current term as a director will expire at the Company's 2008 Annual Meeting.

Director Independence

        The board of directors has determined that each of the following directors is an "independent director" within the meaning of Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, Inc. ("NASDAQ"): James L. Fox; Pamela G. Sheiffer; Charles M. Waite and Frederick E. Webster Jr.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        Set forth below is certain information concerning non-director employees who are executive officers of the Company. Each executive officer serves for a term of one year (and until his or her successor is chosen and qualified) at the discretion of the board. There are no family relationships between any of the Company's directors and executive officers. Except for Rock of Ages Canada, Inc., none of the corporations or organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of the Company.

        Nancy Rowden Brock, age 50, has been Senior Vice President/Chief Financial Officer and Treasurer since October 27, 2005. From May 2005 to October 27, 2005 she was Senior Vice President/Finance. From February 2005 to May 2005, she was Director of Finance and Administration of the Vermont Agency of Transportation. She has been an independent business consultant since 2002. From 1998 to 2002, Ms. Brock served as Chief Financial Officer of Green Mountain Power Corporation (NYSE;GMP), an integrated electric utility serving 87,000 customers throughout Vermont. She served as Chief Financial Officer of Suss Advanced Lithography, a start up company conducting research and development on emerging technologies for semiconductor manufacturing during 1997. From 1987 to 1996, she served as Chief Financial Officer at Chittenden Corporation (NYSE; CHZ), a multi-bank holding company based in Burlington, Vermont.

        Douglas S. Goldsmith, age 36, has been President and Chief Operating Officer of the Quarry Division since January 1, 2006. From October 27, 2005 to December 31, 2005, he was Senior Vice President and General Manager/Quarry Division. From September 2001 to October 27, 2005, Mr. Goldsmith was Chief Financial Officer and Senior Vice President of Finance and Administration and Treasurer. Mr. Goldsmith served as the Chief Information Officer of the Company from 1997 to September 2001. From 1991 to 1997, he held various positions in the engineering department, and was responsible for the integration of the Company's information systems for the manufacturing operations in the U.S. and Canada.

        Donald Labonte, age 44, has been President and Chief Operating Officer/Manufacturing Division since August 2002 and has been President of Rock of Ages Canada, Inc., a wholly owned subsidiary of the Company, since 1999. From January 2002 to July 2002, he was Vice President/Manufacturing. From 1998 to 1999, he was Vice President/General Manager of Rock of Ages Canada, Inc. From 1993 to 1998, Mr. Labonte was Director of Operations of Rock of Ages Canada, Inc. From 1980 to 1993, Mr. Labonte held various positions in the manufacturing plant at Rock of Ages Canada, Inc.

        Michael B. Tule, age 44, has been Senior Vice President, General Counsel and Secretary of the Company since April 2000. From March 1996 to April 2000, he was Vice President, General Counsel and Secretary of WPI Group, Inc., a provider of diagnostic tools for commercial vehicles. Prior to 1996, Mr. Tule was a partner at the Manchester, New Hampshire law firm of McLane, Graf, Raulerson & Middleton, P.A.

        Richard M. Urbach, age 37, has been President and Chief Operating Officer/Memorials Division since May 2006. From September 2004 to May 2006, Mr. Urbach was Regional Vice President/Western Region, with responsibility for managing retail sales and operations. The Western Region comprises the Iowa, Watertown, Wisconsin, Northeast Ohio and Maumee Valley retail hubs. From December 2002 to September 2004, he was Retail Operations Manager of the Ohio region, which included the Company's Northeast Ohio, Southeast Ohio, Maumee Valley, and Pittsburgh operations. From November 2001 to December 2002, he managed sales and operations for the Company's Pittsburgh and Southeast Ohio retail operations. He managed sales and operations at the Company's retail stores in Pittsburgh from November 1999 to November 2001.

BOARD ACTIONS; COMMITTEES OF THE BOARD OF DIRECTORS

        The board of directors met 5 times and acted by unanimous written consent 8 times in 2005. Directors are encouraged but not required to attend the annual meeting of the Company's shareholders. All of our directors attended the 2005 Annual Meeting of Stockholders.

        The board of directors currently has three standing committees: the Compensation Committee, the Corporate Governance and Nominating Committee and the Audit Committee. The functions of these committees and the number of meetings held during 2005 are described below.

Compensation Committee

        The Compensation Committee consists of James L. Fox, Charles M. Waite (Chairman), Frederick E. Webster Jr., and Pamela G. Sheiffer, each of whom is an "independent director" within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules, a "Non-Employee Director" within the meaning of Rule 16(b)(3) under the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee has a charter, a copy of which is available on our website at www.rockofages.com.

        The principal function of the Compensation Committee is to oversee the remuneration arrangements (including benefits) for the executive officers of the Company. The Compensation Committee has also administered and made grants of stock-based awards under, the Company's 2005 Stock Plan (the "2005 Plan"). The Compensation Committee met 4 times as a committee during 2005. The report of the Compensation Committee is included in this proxy statement beginning on page 18.

Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee consists of James L. Fox, Pamela G. Sheiffer, Charles M. Waite and Frederick E. Webster Jr. (Chairman), each of whom is an "independent director" within the meaning of Rule 4200(a)(15) of the NASDAQ Marketplace Rules. The Corporate Governance and Nominating Committee has a charter, a copy of which is available on our website at www.rockofages.com.

        The key functions of the Corporate Governance and Nominating Committee are: identifying and recommending to the board of directors individuals qualified to serve as directors of the Company and on committees of the board; advising the board with respect to board composition, procedures and committees; developing and recommending to the board a set of corporate governance guidelines applicable to the Company and corporate governance matters generally; and overseeing the evaluation of the board and its committees.

        Among the qualifications that the Corporate Governance and Nominating Committee will consider in selecting director candidates are experience, skills, expertise, relevant industry background and knowledge, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest, material relationships with the Company and independence from management of the Company. While the Corporate Governance and Nominating Committee has not formally adopted any specific, minimum qualifications that it believes must be met by a Committee-recommended nominee, or any specific qualities or skills that it believes are necessary for one or more of the Company's directors to possess, the Committee will require that the nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board's oversight of the business and affairs of the Company, and that the nominee have a record and reputation for honest and ethical conduct in both his or her professional and personal activities.

        The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the needs of the board of directors and the qualifications of the proposed candidate. To have a candidate considered by the Corporate Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

  The name and address of the stockholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership; and
  The name, age, business and residence address of the proposed candidate, the proposed candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the board of directors.

        In order for a proposed candidate recommended by a stockholder as described above to be considered by the Corporate Governance and Nominating Committee and nominated by the board for election at an annual meeting of stockholders, the stockholder recommendation and information described above must be sent by certified or registered mail, return receipt requested, to the attention of the Secretary at Rock of Ages Corporation, 369 North State Street, Concord, New Hampshire 03301 and must be received by the Secretary not less than 120 days prior to the anniversary date of the Company's preceding annual meeting of stockholders.

        While the Corporate Governance and Nominating Committee has not adopted any formal process for identifying and evaluating potential nominees for director, it expects that the identification process will include asking current directors and executive officers to notify the Committee if they become aware of persons meeting the criteria described above, who have had a change in circumstances that might make them available to serve on the board; for example, retirement as a senior executive of a company or other organization or exiting government or military service. The Corporate Governance and Nominating Committee also anticipates that it may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

        Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. The Committee expects that if it determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. If the person expresses a willingness to be considered and to serve on the board, the Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and will conduct one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments. It is not currently anticipated that the Committee's evaluation process would vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the board of directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Audit Committee

        The Audit Committee, which consists of Messrs. Fox, Waite and Webster, is a separately designated committee established by the board of directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Mr. Webster was appointed to the Audit Committee in February 2005 to fill the vacancy created by the death of Douglas M. Schair. The board of directors has determined that James L. Fox, Chairman of the Audit Committee, is an "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K of the Securities Act 94 1933, as amended, and that each of the members of the Audit Committee is independent under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. within the meaning of Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        The Audit Committee operates under, and has the responsibilities set forth in, the amended and restated written charter adopted by the board of directors which was annexed to the Company's proxy statement relating to its 2004 Annual Meeting of Stockholders. The principal function of the Audit Committee is to endeavor to assure the integrity and adequacy of financial statements issued by the Company. The report of the Audit Committee in respect of fiscal year 2005 is included in this proxy statement at page 26.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

        The board of directors has established a process to receive communications from stockholders by mail. Stockholders who wish to communicate with the board of directors or a particular director or group of directors may send a letter to the Secretary of the Company at 369 North State Street, Concord, New Hampshire 03301. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Stockholder-Board Communication" or "Stockholder-Director Communication." All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors or members of a board committee by either name or title.

        All communications received as set forth in the preceding paragraph will be forwarded to and opened by the Legal Department for the sole purpose of determining whether the contents contain a message or other communication to one or more of our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the board or any individual director or group or committee of directors, the Legal Department will make sufficient copies of the contents to send to such director or each director who is a member of the group or committee to which the envelope is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 28, 2006 certain information with respect to the beneficial ownership of the Common Stock by (i) each director, (ii) each Named Executive Officer (as defined below), (iii) each beneficial owner of more than 5% of either class of the outstanding Common Stock known to the Company, and (iv) all directors and executive officers of the Company as a group. This information is based upon information received from or on behalf of the individuals or entities named below, except as otherwise noted. The Class B Common Stock is convertible on a share‑for‑share basis into Class A Common Stock. The Class B Common Stock is entitled to ten votes per share and the Class A Common Stock is entitled to one vote per share. Beneficial ownership has been determined in accordance with the rules of the Securities and Exchange Commission. Except as indicated in the footnotes below, the Company believes, based on the information furnished or otherwise available to it, that the person and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The calculation of beneficial ownership is based upon 4,660,800 shares of Class A Common Stock and 2,738,596 shares of Class B Common Stock outstanding as of April 28, 2006.

        In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of such person, shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 28, 2006 were deemed to be outstanding, and shares of Class B Common Stock owned by such person were deemed to be converted into Class A Common Stock. Such shares were not deemed to be outstanding, however, for the purpose of computing the percentage ownership of any other person.

	SHARES OF CLASS B COMMON STOCK BENEFICIALLY OWNED		SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED
NAME AND ADDRESS OF BENEFICIAL OWNER (1)	NUMBER	PERCENT OF CLASS	NUMBER (2)	PERCENT OF CLASS (2)

Connors Investor Services, Inc. (3) 2727 Allen Parkway, Suite 460 Houston, TX77019	—	—	287,650	6.2%

Dimensional Fund Advisors (4) 1299 Ocean Avenue Santa Monica, CA90401	—	—	280,650	6.0%

Lord Abbett & Co. LLC (5) 90 Hudson Street Jersey City, NJ07302	—	—	247,770	5.3%

Estate of Douglas M. Schair (6)**	—	—	570,303	12.2%
Kurt M. Swenson (7) **	1,005,000	36.7%	1,135,000	20.0%
Kevin C. Swenson (8)	1,023,489	37.4%	1,023,489	18.0%
Rick Wrabel (9)**	—	—	157,000	3.4%
Robert L. Pope	144,875	5.3%	160,875	3.3%
Richard C. Kimball **	29,126	1.1%	113,426	2.4%
Jon M. Gregory (10) **	—	—	85,326	1.8%
Charles M. Waite (11)**	29,126	1.1%	51,000	1.0%
James L. Fox (12) **	—	—	7,000	*
Frederick E. Webster Jr. (13)**	—	—	7,000	*
Donald Labonte (14)**	—	—	15,000	*
Pamela G. Sheiffer (15)**	—	—	7,500	*
Caryn Crump (16)**	—	—	25,000	*
All directors and executive officers as a group (12 persons)	1,063,252	38.8%	1,665,752	29.1%

**   Named Executive Officer and/or Director

*     Less than 1%

(1)	The business address of each director and executive officer of the Company is c/o Rock of Ages Corporation, 772 Graniteville Road, Graniteville, Vermont 05654.

(2)

For each beneficial owner (and directors and executive officers as a group), (i) the number of shares of Class A Common Stock listed includes (or is comprised solely of) a number of shares equal to the number of shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) and (ii) the percentage of Class A Common Stock listed assumes the conversion on March 20, 2006 of all shares of Class B Common Stock, if any, listed as beneficially owned by such beneficial owner(s) into Class A Common Stock and also that no other shares of Class B Common Stock beneficially owned by others are so converted.

(3)

According to a Schedule 13G dated February 14, 2006, Connors Investment Services, Inc., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(4)

According to a Schedule 13G dated February 1, 2006, Dimensional Fund Advisors, Inc., in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(5)

According to a Schedule 13G dated February 1, 2006, Lord Abbett & Co., LLC , in its capacity as an investment advisor or manager, may be deemed to be the beneficial owner of the listed shares that are held of record by certain investment companies, trusts or other accounts it advises or manages.

(6)

Douglas M. Schair, a former director of the Company, died January 26, 2005. Includes 18,800 shares of Class A Common Stock held by a trust of which Mr. Schair was co-trustee until his death. Mr. Schair disclaimed beneficial ownership of such shares. Does not include 15, 018 shares held by trusts with an independent trustee for the benefit of Mr. Schair's adult children.

(7)

Kurt M. Swenson is the brother of Kevin C. Swenson. Includes 1,005,000 shares of Class B Common Stock and 130,000 shares of Class A Common Stock held by the Kurt M. Swenson Revocable Trust of 2000. Kurt M. Swenson, as the sole trustee of the Kurt M. Swenson Revocable Trust of 2000, beneficially owns such shares. Does not include 61,489 Class B Common Stock held by trusts with an independent trustee for the benefit of Mr. Swenson's adult children.

(8)	Kevin C. Swenson is the brother of Kurt M. Swenson. Does not include 38,000 shares of Class B Common Stock held by trusts with an independent trustee for the benefit of Mr. Swenson's adult children.

(9)	Mr. Wrabel resigned from employment on May 5, 2006. Includes 150,000 shares of Class A Common Stock subject to currently exercisable stock options.

(10)	Mr. Gregory retired from employment with the Company on March 31, 2006. Includes 6,000 shares of Class A Common Stock subject to currently exercisable stock options.

(11)	Includes 60,000 shares of Class A Common Stock subject to currently exercisable stock options.

(12)	Includes 6,000 shares of Class A Common Stock subject to currently exercisable options.

(13)	Includes 2,000 shares of Class A Common Stock subject to currently exercisable options.

(14)	All 15,000 shares of Class A Common Stock are subject to currently exercisable options.

(15)	Includes 5,000 shares of Class A Common Stock subject to currently exercisable options.

(16)

Ms. Crump was classified as an executive officer until February 16, 2006. She resigned from employment on May 5, 2006. All 25,000 shares of Class A Common Stock subject to currently exercisable options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires directors, certain officers and beneficial owners of more than 10% of our Common Stock to file reports of initial beneficial ownership and changes in beneficial ownership of our Common Stock with the Securities and Exchange Commission. Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act and written representations by such reporting persons, we believe during fiscal year 2005 such persons made all required filings.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table sets forth compensation information for the years ended December 31, 2005, 2004 and 2003 with respect to our Chief Executive Officer and each of our four other most highly compensated executive (the "Named Executive Officers").

NAME AND PRINCIPAL POSITION	YEAR	ANNUAL COMPENSATION SALARY BONUS		LONG-TERM COMPENSATION SECURITIES UNDERLYING OPTIONS	ALL OTHER COMPENSATION (1)

Kurt M. Swenson	2005	$481,799 (2)	$—	—	$21,799	(4)
Chief Executive Office and Chairman	2004	$445,000 (2)	$—	—	$17,674	(4)
of the Board of Directors	2003	$430,008 (2)	$15,000 (2)	—	$7,831	(4)

Jon M. Gregory	2005	$420,004 (3)	$—	—	$6,795	(5)
President and COO/	2004	$300,004 (3)	$30,000	—	$2,849	(5)
Quarry Division	2003	$260,004	$25,000	—	$1,350

Donald Labonte	2005	$220,379	$—	—	$14,770	(6)
President and COO/	2004	$185,359	$15,000	—	$13,756	(6)
Manufacturing Division	2003	$192,414	$15,000	—	$12,031	(6)

Rick Wrabel (7)	2005	$320,004	$—	—	$33,600	(8)
President and COO/	2004	$175,005	20,000	150,000	$16,800	(8)
Memorials Division	2003	—	—	—	—

Caryn Crump (9)	2005	$225,000	$—	—	$151,818	(10)
Senior Vice President/	2004	$56,250	$—	25,000	$—
Memorials Division	2003	$—	$—	—	$—

(1)	Except as otherwise specified, represents a matching contribution under the Company's 401(k) Plan.

(2)

For 2005, includes $100,000 of salary earned but deferred at the election of Mr. Swenson pursuant to the Rock of Ages Key Employees Deferred Salary Plan ("Deferred Salary Plan."). For 2004, includes $85,000 of salary and $15,000 of bonus paid in 2004 on account of 2003 results, earned but deferred at the election of Mr. Swenson under the Deferred Salary Plan. For 2003, includes $70,000 of salary and $30,000 of bonus paid in 2003 on account of 2002 results, deferred at the election of Mr. Swenson under the Deferred Salary Plan.

(3)

For 2005, includes $100,000 of salary earned but deferred at the election of Mr. Gregory under the Deferred Salary Plan. For 2004, included $40,008 of salary earned but deferred by Mr. Gregory under the Deferred Salary Plan.

(4)

Includes $20,249 for 2005, $16,224 for 2004 and $6,481 for 2003 of interest credited on deferred compensation pursuant to the Deferred Salary Plan in excess of 120% of the applicable federal long term rate.

(5)	Includes $5,245 for 2005 and $1,399 for 2004 of interest credited on deferred compensation pursuant to the Deferred Salary Plan in excess of 120% of the applicable federal long term rate.

(6)	Represents amounts paid by the Company to Mr. Labonte's self-directed retirement account under the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc.

(7)	Mr. Wrabel joined the Company as of May 17, 2004. He resigned from employment on May 5, 2006.

(8)	Represents amounts paid for temporary living allowance.

(9)	Ms. Crump joined the Company as of October 4, 2004. She resigned from employment on May 5, 2006.

(10)	Includes $146,497 paid for temporary living allowance and relocation expenses, and $5,321 401(k) matching contribution.

Stock Option Grants in Last Fiscal Year

We did not grant any stock options or stock appreciation rights to the Named Executive Officers in 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information concerning options to purchase Class A Common Stock held by the Named Executive Officers. The Company has not granted any stock appreciation rights.

			EXERCISABLE (1)	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT DECEMBER 31, 2005		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT DECEMBER 31, 2005

Kurt M. Swenson	—	$—	—	—	$—	$—
Jon M. Gregory	—	$—	60,000	—	$—	$—
Donald Labonte	—	$—	15,000	—	$—	$—
Caryn Crump	—	$—	25,000	—	$—	$—
Rick Wrabel	—	$—	150,000	—	$—	$—

Pension Plans

        The Company maintains a qualified pension plan (the "Pension Plan"), and has entered into nonqualified salary continuation agreements (the "Salary Continuation Agreements") with certain officers of the Company, including some of the Named Executive Officers listed in the table on page 14. The Company's Pension Plan is noncontributory and provides benefits based upon length of service and final average earnings. Generally, employees age 21 with one year of continuous service are eligible to participate in the Pension Plan. The annual pension benefits shown for the Pension Plan assume a participant attains age 65 during 2005 and retires immediately. The Employee Retirement Income Security Act of 1974 places limitations on the compensation used to calculate pensions and on pensions that may be paid under federal income tax qualified plans, and some of the amounts shown on the following table may exceed the applicable limitations. Such limitations are not currently applicable to the Salary Continuation Agreements.

Pension Plan Table

        The following table shows the total estimated annual retirement benefits payable upon normal retirement under the Pension Plan for the Named Executive Officers at the specified executive remuneration and years of continuous service.

FINAL AVERAGE COMPENSATION	15 YEARS	20 YEARS	25 YEARS	30+ YEARS

$125,000	$38,175	$50,900	$63,625	$76,350
$150,000	$46,425	$61,900	$77,375	$92,850
$175,000	$54,675	$72,900	$91,125	$109,350
$200,000	$62,925	$83,900	$104,875	$125,850
$225,000	$71,175	$94,900	$118,625	$142,350
$250,000	$79,425	$105,900	$132,375	$158,850
$275,000	$87,675	$116,900	$146,125	$175,350
$300,000	$95,925	$127,900	$159,875	$191,850
$325,000	$104,175	$138,900	$173,625	$208,350
$350,000	$112,425	$149,900	$187,375	$224,850
$375,000	$120,675	$160,900	$201,125	$241,350
$400,000	$128,925	$171,900	$214,875	$257,850
$425,000	$137,175	$182,900	$228,625	$274,350
$450,000	$145,425	$193,900	$242,375	$290,850
$475,000	$153,675	$204,900	$256,125	$307,350
$500,000	$161,925	$215,900	$269,875	$323,850

        These calculations are based on the retirement formula in effect as of December 31, 2005, which provides an annual life annuity at age 65 equal to 1.8% of a participant's highest consecutive five-year average compensation (excluding bonus) during the last ten years of employment ("Final Average Compensation"), plus .4% of a participant's Final Average Compensation in excess of social security covered compensation times years of service to a maximum of 30 years. Completed years of continuous service for each of the Named Executive Officers, as of December 31, 2005 and rounded to the full year, are: Mr. Gregory, 30 years; Mr. Swenson, 32 years; Mr. Wrabel 2 years; and Ms. Crump, 1 year.

        In addition, the Company's Salary Continuation Agreements provide for supplemental pension benefits to certain officers of the Company, including the Named Executive Officers listed in the table below. The following table sets forth the supplemental pension benefits for the specified Named Executive Officers under their respective Salary Continuation Agreements.

NAME	ANNUAL BASE COMPENSATION	TOTAL YEARS OF SERVICE AT AGE 65	ANNUAL RETIREMENT BENEFIT AT AGE 65

K. Swenson	$445,000	26	127,270
J. Gregory	$300,000	39	70,200

        These calculations are based on individual Salary Continuation Agreements, which provide a 100% joint and survivor annuity at age 65 equal to a percentage, ranging from .6% to 1.1%, of a participant's highest annual base compensation times full years of service. The board of directors has determined the percentage range. There are no compensation increases assumed in these calculations.

        We have a deferred salary plan ("Plan") for certain management and highly compensated employees within the meaning of Section 2520.104-23(d) of the U.S. Department of Labor Regulations. Participation in the Plan is limited to those employees designated by the Board of Directors in its sole discretion, and who satisfy the following criteria: (1) the employee has attained the age of 55; the employee is an executive officer; the employee has completed a minimum of ten years of continuous service with the Company; and the employee's annual base salary, fringe benefits and other non-cash compensation exceeds $200,000 (subject to adjustment each year to reflect the average percentage change in the base salaries of all officers of the Company). Currently, Mr. Swenson, Mr. Kimball and Mr. Gregory are the only participants in the Plan and Mr. Gregory's participation in the Plan ceased upon his retirement on March 31, 2006. Mr. Kimball retired as an employee of the Company on December 31, 2004 and is currently collecting benefits under the Plan. Mr. Gregory retired as an employee of the Company on March 31, 2006 and is currently collecting benefits under the Plan. Participants may make an irrevocable election to defer up to $100,000 annually under the Plan. Any amounts deferred are held in deferred salary accounts created by the Company. Interest at the rate of 12% per annum is credited on a monthly basis to each Participant's deferred salary account. The aggregate account balances remain part of the general unrestricted assets of the Company and are available for investment and use by the Company. Participants do not have any right or claim to any specific assets of the Company, but only a claim against the Company as a general, unsecured creditor to the extent of the undistributed portion of their deferred salary account. Benefits under the Plan are paid upon the retirement, death or disability of the participant or other termination of participation, subject to certain procedures relating to distribution.

        The Company has a retirement plan for its Canadian employees, the Retirement Plan for Salaried Employees of Rock of Ages Canada, Inc. (the "Canadian Retirement Plan"), which is registered with the Province of Quebec and the Government of Canada. All salaried, non-union employees of Rock of Ages Canada, Inc. are participants in the Canadian Retirement Plan, including Mr. Labonte. Pursuant to the Plan, Rock of Ages Canada contributes 8% of a participant's monthly compensation each month to each participant's account. The investments in the account are self-directed by each participant with a range of investment options. Rock of Ages Canada may, at its discretion, make an additional contribution to a participant's account, up to a maximum aggregate amount of $15,500 CDN per year (including amounts previously contributed during the year).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Mr. Fox, Ms. Sheiffer, Mr. Waite and Mr. Webster served as members of the Compensation Committee for all of 2005. None of the members of the Compensation Committee is currently or has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the board of directors or the Compensation Committee.

 COMPENSATION COMMITTEE REPORT

Overall Policy

        The Company's compensation policy is designed to link compensation of the Company's executives to the Company's performance and to each executive's contribution and performance. The objectives of this policy are to attract and retain the best possible executives, to motivate them to achieve the Company's business goals and to provide a compensation package that recognizes individual contributions as well as overall business results, both short term and long term.

        The Compensation Committee determines the compensation of the Company's executive officers, including the Named Executive Officers whose compensation is detailed in this proxy statement.

        The Company's executive compensation consists of these principal components: base salary, annual bonus awards and stock incentives. In addition, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, insurance and other benefits, as well as the specific elements described below.

Base Salaries

        The Compensation Committee determined the base salaries of the Company's executive officers including Mr. Swenson, the Company's chief executive officer, for 2005. In determining such base salaries, the Compensation Committee considered historical salaries paid by the Company to officers having similar duties and responsibilities, salaries paid to similar executives by publicly held companies in the death care industry, the performance of each executive officer and the contribution of that officer to the performance of the Company.

        In evaluating Mr. Swenson's performance and setting his salary, the Compensation Committee primarily considered Mr. Swenson's success in implementing the strategic goals of the Company, including implementation of the Company's retail distribution strategy, and managing the Company's personnel. The Committee also considered the impact on corporate performance of his efforts to develop and implement new business strategies and enhance the Company's brand and corporate reputation. On December 7, 2005, the Committee, at the request of Mr. Swenson, approved a voluntary 10% reduction in the rate of pay on the non-deferred portion of Mr. Swenson's salary. That reduction continues in effect during 2006. The Committee also took into account Mr. Swenson's level of stock ownership and concluded that, as the Company's largest stockholder, Mr. Swenson did not need any further incentive stock options and that available options should be used as incentives for other officers. The Compensation Committee has instead continued to utilize the Company's deferred salary plan to provide Mr. Swenson with incentives to defer salary and to continue to provide services to the Company for the opportunity to supplement his ultimate retirement income.

        The amount of base salary paid to each Named Executive Officer in 2005 is set forth in the summary compensation table on page 13.

Annual Performance Bonus

    The Company's executive officers are eligible for an annual cash performance bonus. In 2005, the Compensation Committee recommended the establishment of a bonus pool for the Company's officers in respect of 2005 results. The payment of annual bonuses to officers for 2005 depended on whether certain specified results or strategic objectives were achieved. No bonuses were paid to officers for performance in respect of 2005 results.

Stock Options

    Under the Company's 2005 Stock Plan, the Compensation Committee may grant stock options to the Company's executive officers. In general, the guidelines for the grant and size of stock option awards are based on factors similar to those used to determine base salaries. Stock options are typically granted with an exercise price equal to the market price of the Common Stock on the date of grant and vest over time. This approach is designed to encourage the creation of stockholder value over the long term since the full benefit of such options cannot be realized unless stock price appreciation occurs over time.

Conclusion

        Through the programs described above, a significant portion of the Company's executive compensation is linked directly to corporate performance. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance.

COMPENSATION COMMITTEE

Charles M. Waite (Chairman)
James L. Fox
Pamela G. Sheiffer

COMPENSATION OF DIRECTORS

        Directors who are not also officers of the Company are paid annual directors' retainers of $20,000. Audit Committee members are paid an additional annual retainer fee of $1,500 and members of other committees are paid additional annual retainers of $1,000 for each committee. Directors were also eligible for stock options grants under our Amended and Restated 1994 Stock Plan and will be eligible for grants under the 2005 Stock Plan.

 EMPLOYMENT AGREEMENTS

         We have an employment agreement with Kurt M. Swenson (the "Swenson Employment Agreement") for retention of his services as President and Chief Executive Officer of the Company. The term of the Swenson Employment Agreement commenced on October 24, 1997, the date of consummation of the initial public offering (the "Commencement Date"), and continues until the fifth anniversary thereof, provided on the third and each subsequent anniversary of the Commencement Date such term will automatically be extended for one additional year, unless, not later than ninety days prior to the expiration of the term, the Company or Mr. Swenson gives notice the term will not be extended. The Swenson Employment Agreement has been automatically extended each year since 2002 and will, subject to further automatic extension, expire in October 2008. The Swenson Employment Agreement provides for continued payment of salary and benefits over the remainder of the term if Mr. Swenson's employment is terminated by the Company without Cause (as defined in the Swenson Employment Agreement) or as a result of death or disability or by Mr. Swenson for Good Reason (as defined in the Swenson Employment Agreement). The Swenson Employment Agreement also provides for a lump sum payment to Mr. Swenson equal to the sum of (i) accrued but unpaid salary, and a prorated bonus amount equal to the greater of the largest annual bonus paid to Mr. Swenson during the prior three years and the annual bonus payable in respect of the most recently completed fiscal year (the "Highest Annual Bonus"), through the date of termination and (ii) three times the sum of (A) his then annual salary and (B) Highest Annual Bonus, and for continuation of benefits for three years, if Mr. Swenson's employment is terminated by the Company (other than for Cause, death or disability) during the twelve-month period following, or prior to but in connection with, or by Mr. Swenson during the twelve-month period following, a Change in Control (as defined in the Swenson Employment Agreement). In the event of a termination related to a Change in Control, Mr. Swenson may elect in lieu of the lump sum payment described above, to receive in a lump sum or over the then remaining term of the Swenson Employment Agreement, an amount equal to the total amount he would have been entitled to receive if his employment had been terminated by the Company without Cause or by Mr. Swenson for Good Reason. If any payment or distribution by the Company to or for the benefit of Mr. Swenson under the Swenson Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by Mr. Swenson with respect to such excise tax, then Mr. Swenson will generally be entitled to receive an additional payment such that after payment by Mr. Swenson of all taxes, Mr. Swenson retains an amount of the additional payment equal to the excise tax imposed.

        We had an employment agreement with Rick Wrabel (the "Wrabel Employment Agreement") for retention of his services as President of the Memorials Division of the Company. The term of the Wrabel Employment Agreement commenced on May 17, 2004. The Wrabel Employment Agreement provided for continued payment of salary and benefits over a period of 12 months if Mr. Wrabel's employment is terminated by the Company without Cause (as defined in the Wrabel Employment Agreement) or if he terminates the Agreement for Good Reason (as defined in the Wrabel Employment Agreement). In such event, the Wrabel Employment Agreement also provided for payment of (i) earned, but unpaid bonus, prorated to the date of termination; (ii) continuation of health care coverage for a period of 12 months; and (iii) reimbursement for outplacement services in an aggregate amount not to exceed $10,000. The Wrabel Employment Agreement provided for a lump sum payment to Mr. Wrabel equal to two times his then current annual base salary if his employment is terminated by the Company within 12 months of a Change In Control (as defined by the Wrabel Employment Agreement) or if he terminated his employment for Good Reason within 12 months after the occurrence of a Change In Control. In addition, Mr. Wrabel would have received the payments and/or benefits set forth in (i), (ii) and (iii) above in the event of a termination in connection with a Change In Control. We also agreed to reimburse Mr. Wrabel for housing expenses incurred while he was searching for a suitable residence in Vermont. Mr. Wrabel resigned from employment with the Company on May 5, 2006. In connection therewith, the Company entered into a severance agreement and general release with Mr. Wrabel pursuant to which the Company agreed, in accordance with the terms of the Wrabel Employment Agreement, to continue his salary and health insurance benefits for a period of 12 months. Accordingly, the Wrabel Employment Agreement was terminated upon the execution of the severance agreement and general release.

        We had an employment agreement with Caryn Crump (the "Crump Employment Agreement") for retention of her services as Vice President/Marketing of the Memorials Division of the Company. The term of the Crump Employment Agreement commenced on October 4, 2004. The Crump Employment Agreement provided for continued payment of salary and benefits over a period of 12 months if her employment is terminated by the Company without Cause (as defined in the Crump Employment Agreement) or if she terminates the Agreement for Good Reason (as defined in the Crump Employment Agreement). In such event, the Crump Employment Agreement provided for payment of (i) earned, but unpaid bonus, prorated to the date of termination; (ii) continuation of health care coverage for a period of 24 months; (iii) reimbursement for outplacement services in an aggregate amount not to exceed $5,000. The Crump Employment Agreement provided for a lump sum payment to Ms. Crump equal to one times her then current base salary if her employment is terminated by the Company within 12 months of a Change in Control (as defined by the Crump Employment Agreement) or if she terminated her employment for Good Reason within 12 months after the occurrence of a Change in Control. In addition, Ms. Crump would have received the payments and/or benefits set forth in (i), (ii) and (iii) above in the event of a termination in connection with a Change in Control. Ms. Crump resigned from employment with the Company on May 5, 2006. In connection therewith, the Company entered into a severance agreement and general release with Ms. Crump pursuant to which the Company agreed, in accordance with the terms of the Crump Employment Agreement, to continue her salary for a period of 12 months, and to continue her health coverage for a period of 24 months, or until she is covered by another plan. Accordingly, the Crump Employment Agreement was terminated upon the execution of the severance agreement and general release.

COMPARATIVE STOCKHOLDER RETURN

        The following graph compares on a cumulative basis the percentage change during the period from December 31, 1999 to December 31, 2005, in the total stockholder return on (i) the Class A Common Stock of the Company, (ii) the Russell 2000 Stock Price Index and (iii) an industry peer group index of the following six publicly traded companies: Carriage Services Inc., Hillenbrand Industries, Matthews International Corp., Service Corp. International, and Stewart Enterprises, Inc. (the "Industry Peer Group"). The graph assumes that the value of the investment in the Company's Class A Common Stock and in each index was $100 on December 31, 1998 and that all dividends were reinvested. The returns for each company in the Industry Peer Group are weighted according to such company's stock market capitalization at the beginning of each period for which a return is indicated. The stock price performance on the following graph and in the following table is not necessarily indicative of future stock price performance.

COMPARISON OF STOCKHOLDER TOTAL RETURN AMONG
ROCK OF AGES CORPORATION, THE RUSSELL 2000 STOCK PRICE INDEX AND
AN INDUSTRY PEER GROUP

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Rock of Ages Corporation	100	98.63	109.81	123.84	127.37	162.91	99.33
Russell 2000 Index	100	96.98	99.39	79.03	116.38	137.71	148.46
Industry Peer Group	100	92.19	132.65	111.90	176.81	122.67	172.75

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with and prior to its initial public offering in 1997, the Company effected a reorganization whereby, among other things, the Company's then parent corporation, Swenson Granite Company, Inc. ("Swenson Granite"), was merged with and into the Company, with the Company as the surviving corporation, and, immediately prior to such merger, Swenson Granite distributed its curb and landscaping business to its stockholders through a pro rata distribution of all of the member interests in a newly formed limited liability company named Swenson Granite Company LLC ("Swenson LLC"). Kurt M. Swenson, the Company's Chairman, President and Chief Executive Officer, and his brother Kevin C. Swenson, each own approximately 31% of Swenson Granite LLC. Certain other executive officers and directors of the Company collectively own approximately 9% of Swenson LLC. Kurt M. Swenson serves as a non-officer Chairman of the Board of Swenson LLC, but has no involvement with its day-to-day operations. Robert Pope, a holder of more than 5% of the Class B Common Stock, is the President and Chief Executive Officer, and including shares owned by his wife and children, owns 12% of Swenson LLC. Neither Kurt M. Swenson nor any other officer or director of the Company, receives salary, bonus, expenses or other compensation from Swenson LLC, except for any pro rata share of earnings attributable to their ownership interest in Swenson LLC.

        Swenson LLC owns two granite quarries, one in Concord, New Hampshire and another in Woodbury, Vermont. Both have been owned by Swenson LLC (or its predecessor Swenson Granite) for more than 40 years. Because of the proximity of the Woodbury quarry to Barre, Vermont, the Company provides, and may continue to provide, certain maintenance services and parts to the Woodbury quarry and is reimbursed for the cost of such services. During 2005, the Company received approximately $32,000 for such maintenance services and parts. Both the Company and Swenson LLC have the right to terminate these services at any time. The Company also purchases Concord blocks and other products from Swenson LLC at market prices. The Company's purchases of granite provided by Swenson LLC in 2005 were approximately $18,000. Swenson LLC also purchases granite blocks and slabs from the Company. Such purchases amounted to approximately $10,000 in 2005. The Company believes these arrangements with Swenson LLC are as favorable, or more favorable, to the Company than would be available from an unrelated party for comparable granite blocks. Both of Swenson LLC 's quarries produce gray granite primarily for curb and landscape use. Although Rock of Ages' gray granite from its Barre and Stanstead quarries is used primarily for memorial use, it may be in competition with Swenson LLC in some markets, including the supply of its gray granites for other than memorial use. Swenson LLC has supplied its Woodbury granite to manufacturers of government grave markers made for the Veterans' Administration for many years and Rock of Ages has not been in the business of selling or manufacturing its gray granites for use in Veterans markers.

        Swenson LLC owns approximately 5% of the common stock of Polycor, Inc. and Kurt M. Swenson has been a director of Group Polycor International and Polycor, Inc. since approximately 1991. Polycor is in the business of quarrying and manufacturing granite and marble and is engaged in all segments of the granite market. In a recent press release, Polycor described itself as the third largest granite company in North America. As such, it may be deemed to compete with both Rock of Ages and Swenson LLC in various markets. The primary businesses of Polycor are cut-to-size granite for building use, for thin slab sales, for tiles and for granite curb. Rock of Ages is not engaged in those segments of the granite markets. Polycor sells marble and granite blocks and slabs worldwide for all uses including monumental use and could be deemed in competition with Rock of Ages in some markets. Most of Polycor's granites are of different types than Rock of Ages, except for Polycor's gray granite, which is located near Rock of Ages' Stanstead quarry and is substantially identical to Stanstead gray. In 2003, Polycor sold its memorial manufacturing equipment and exited the manufacture and sale of finished granite memorials, but it continues to sell granite and marble blocks and slabs for memorial use.

        In July 2004, the Company invested $3.5 million in FFS Holdings, Inc. ("FFS"). The investment, which included 25,000 shares of Class A voting and 10,000 shares of Class B non-voting common stock (the "Shares"), represented approximately 6% of the common voting shares and approximately 8% of the total common equity of FFS. FFS holds the stock of Forethought Financial Services, a leading provider of pre-need insurance trust service programs, which are currently marketed primarily through funeral directors. FFS was formed to acquire Forethought by The Devlin Group, a group of several senior insurance industry executives including Douglas M. Schair, a former director of the Company until his death on January 26, 2005. Mr. Schair's estate holds approximately 12.5% of the Class A common stock of the Company. Mr. Schair's estate holds approximately 18% of the outstanding shares of FFS and until his death he held the position of Vice Chairman and Chief Investment Officer of FFS. On October 19, 2005, we sold the Shares to the existing stockholders of FFS for an aggregate purchase price of $3.85 million or $110.00 per share. The existing stockholders of FFS include the estate of Douglas M. Schair.

        We have a consulting agreement with Richard C. Kimball, a director of the Company and Vice Chairman of the Board. Pursuant to the agreement, we paid Mr. Kimball during 2005 a retainer of $60,000 for consulting services. The agreement was entered into in connection with Mr. Kimball's retirement from full time employment with the Company as of January 1, 2005, as a result of the expected additional time to be spent by Mr. Kimball on certain projects beyond the normal time commitments of outside directors, including certain strategic initiatives. On February 16, 2006, we extended the consulting agreement with Mr. Kimball for an additional year until December 31, 2006.

        On June 22, 2005, we entered into a retirement agreement with Jon M. Gregory, (the "Gregory Retirement Agreement"), who was then President/COO of the Company's Quarry Division. Pursuant to the Gregory Retirement Agreement, Mr. Gregory agreed to retire as President/COO of the Company's Quarry Division on December 31, 2005. The Gregory Retirement Agreement provided that he would remain an employee of the Company until March 31, 2006 and during that time will assist in transition of a new President/COO of the Quarry Division. We agreed to continue to pay Mr. Gregory at his current salary until March 31, 2006. We also agreed to pay him a one-time retirement bonus of $60,000 on January 1, 2006. The Gregory Retirement Agreement provides for the continuation of health insurance benefits in accordance with current Company polices for long-term senior executives, and we agreed to transfer his company automobile to him upon retirement at no cost. Mr. Gregory retired from employment with the Company, in accordance with the terms of the Gregory Retirement Agreement, on March 31, 2006.

Equity Compensation Plan Information

The following table sets forth information regarding the Company's equity compensation plan as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	528,000	$6.51	566,333 (1)

Equity compensation plans not approved by security holders	None	None	None

Total	528,000	$6.51	566,333

(1)

On June 22, 2005 at our Annual Meeting of Stockholders, the stockholders approved the Rock of Ages Corporation 2005 Stock Plan (the "2005 Plan"). The 2005 Plan permits awards of stock options (including both incentive stock options and nonqualified stock options) and restricted stock. A maximum of 550,000 shares of Class A Common Stock may be issued under the 2005 Plan. The 2005 Plan is administered by the Compensation Committee, which has the authority to determine the recipients of awards under the 2005 Plan and, subject to the 2005 Plan, the terms and condition of such awards. The 2005 Plan replaces the Rock of Ages Corporation 1994 Stock Plan (the "1994 Plan") which expired in November 2004. Although grants made under the 1994 Plan prior to its expiration remain outstanding, no further grants may be made under the Plan.

AUDIT COMMITTEE REPORT

        The Audit Committee has the responsibility and authority described in the amended and restated Audit Committee Charter which has been approved and adopted by the board of directors. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company's independent registered public accounting firm performing the external audit of the Company. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations.

        In fulfilling its oversight responsibilities, the Audit Committee met and held discussions with management and the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the Company's independent registered public accounting firm. The Audit Committee discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), and as otherwise modified or supplemented, including the quality and acceptability of the Company's accounting principles as applied in its financial reporting and the reasonableness of significant judgments.

        The Company's independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and the Audit Committee discussed with the independent registered public accounting firm the firm's independence. The Audit Committee also considered whether non-audit services provided by the Company's independent registered public accounting firm during the last fiscal year and described on page 24 of this proxy statement were compatible with maintaining the firm's independence.

        Based upon the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the board of directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission on April 17, 2006, and the board of directors approved such inclusion. The Audit Committee also appointed Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2006, and the board of directors ratified such appointment.

AUDIT COMMITTEE

James L. Fox (Chairman)
Charles M. Waite
Frederick E. Webster Jr.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        The Audit Committee has appointed Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2006. The board of directors has directed that this appointment be submitted to the stockholders for ratification at the annual meeting. Grant Thornton LLP has audited the Company's financial statements since September 2005. Representatives of Grant Thornton LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

        Stockholder ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2006 is not required by our Amended and Restated By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. In the event the Company's stockholders fail to ratify the appointment, the Audit Committee will reconsider the retention of that firm. Even if the appointment is ratified, the Audit Committee, in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of the holders of Common Stock representing a majority of the voting power of the shares of Common Stock present or represented by proxy at the annual meeting will be required to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year 2006.

        The Audit Committee appointed KPMG, LLP as Rock of Ages' independent registered public accounting firm for the fiscal year ended December 31, 2005. On September 27, 2005, we dismissed KPMG as our principal accountants and we appointed Grant Thornton, LLP as our new independent registered accounting firm. The following table shows the fees paid by Rock of Ages for the audit and other services provided by Grant Thornton LLP and KPMG, LLP for fiscal 2005, and KPMG, LLP for 2004.

        The Audit Committee did not utilize the de minimis exception to the pre-approval requirements to approve any services provided by Grant Thornton LLP or KPMG, LLP during fiscal 2005.

	2005 (1)	2004
Audit Fees (2)	$254,143	$402,958
Tax Fees (3)	19,665	99,407
All Other Fees	—	—
Total	$273,808	$502,365

(1)

In addition to the amounts shown, which were paid to Grant Thornton as our auditors of record at December 31, 2005, during 2005 we also paid KPMG $86,523 in audit fees, $75,500 in tax compliance fees and $8,050 in tax advice and planning fees.

(2)

Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(3)	For fiscal 2005 and 2004, respectively, tax fees principally included tax compliance fees of $0 and $76,350, and tax advice and tax planning fees of $19,665 and $23,057.

        The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company's independent auditors, provided the Chair shall report any decisions to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting and the Audit Committee ratifies the approval of such non-audit services by the Chair.

        THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2005. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS NAMED THEREIN WILL VOTE "FOR" SUCH RATIFICATION.

 OTHER MATTERS

       The board of directors does not know of any other matters to come before the annual meeting other than those described above. However, if any such other matters shall properly come before the annual meeting or any adjournment(s) thereof, it is the intention of the persons named in the enclosed proxy card(s) to exercise such proxies and thus vote the shares represented thereby in accordance with their best judgment to the extent permitted by the applicable rules of the Securities and Exchange Commission. Discretionary authority for them to do so is contained in the enclosed proxy card(s).

STOCKHOLDER PROPOSALS

        Under the rules and regulations of the Securities and Exchange Commission, proposals of stockholders intended to be presented in the Company's proxy statement and forms of proxy for the Company's 2007 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than January 20, 2007 and must otherwise satisfy the conditions established by the Securities and Exchange Commission to be considered for inclusion in the Company's proxy statement and proxy cards for that meeting.

        Under our Amended and Restated By-Laws, proposals of stockholders intended to be submitted for a formal vote (other than proposals to be included in the Company's proxy statement and forms of proxy) at the Company's 2007 Annual Meeting of Stockholders may be made only by a stockholder of record who has given notice of the proposal to the Secretary of the Company at its principal executive offices no earlier than February 22, 2007 and not later than March 24, 2007. The notice must contain certain information as specified in our Amended and Restated By-Laws. Any such proposal received after March 24, 2007 will not be considered "timely" under the federal proxy rules for purposes of determining whether the proxies designated by the Company for such meeting may use discretionary authority to vote on such proposal.

ANNUAL REPORT AND FORM 10-K

        The Company is sending, prior to or concurrently with this proxy statement, to all of its stockholders of record as of April 28, 2006, a copy of its Annual Report to Stockholders for the fiscal year ended December 31, 2005. The 2005 Annual Report includes the Company's audited consolidated financial statements for the fiscal year ended December 31, 2005.

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (excluding exhibits) as filed with the Securities and Exchange Commission is available without charge upon written request by any stockholder to Rock of Ages Corporation, 369 North State St., Concord, New Hampshire 03301, Attention: Investor Relations.

By Order of the Board of Directors

Michael B. Tule Secretary

Graniteville, Vermont
May 26, 2006

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS A COMMON STOCK

June 22, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

The Board of Directors Recommends a vote FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006 (Proposal No. 2).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors duly nominated.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard C. Kimball
○ Kurt M. Swenson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2006.	☐	☐	☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS A COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors

Annual Meeting of Stockholders - June 22, 2006

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class A Common Stock of Rock of Ages Corporation, a Delaware corporation (the "Company"), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on June 22, 2006 and any adjournments or postponements thereof (the "Meeting"). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason either or both of Richard C. Kimball or Kurt M. Swenson is unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006 (Proposal No. 2). Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason either or both of Richard C. Kimball and Kurt M. Swenson is unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2005 Annual Report.

(continued - to be dated and signed on reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS A COMMON STOCK

June 22, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

\- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

\- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

The Board of Directors Recommends a vote FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006 (Proposal No. 2).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors duly nominated.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard C. Kimball
○ Kurt M. Swenson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2006.	☐	☐	☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS B COMMON STOCK

June 22, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

The Board of Directors Recommends a vote FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006 (Proposal No. 2).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors duly nominated.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Richard C. Kimball
○ Kurt M. Swenson

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2006.	☐	☐	☐

Signature of Stockholder ______________ Date: ________ Signature of Stockholder ______________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CLASS B COMMON STOCK

ROCK OF AGES CORPORATION

Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders - June 22, 2006

The undersigned hereby appoints each of Kurt M. Swenson and Richard C. Kimball as proxies, each with the full power to appoint a substitute, to represent and to vote, as designated on the reverse side, all shares of Class B Common Stock of Rock of Ages Corporation, a Delaware corporation (the “Company”), the undersigned may be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders to be held on June 22, 2006 and any adjournments or postponements thereof (the “Meeting”). In their discretion, such proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as a director if for any reason either or both of Richard C. Kimball and Kurt M. Swenson is unable to or will not serve, and other matters incident to the conduct of the Meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006 (Proposal No. 2). Additionally, this proxy will be voted in the discretion of the proxies named above upon such other business as may properly come before the Meeting or any adjournments or postponements thereof, the election of an alternative person or persons to serve as director if for any reason either or both of Richard C. Kimball and Kurt M. Swenson is unable to or will not serve, and other matters incident to the conduct of the Meeting. The undersigned acknowledges receipt of the Company's definitive Proxy Statement in connection with the Meeting, the related Notice of Annual Meeting of Stockholders and the Company's 2005 Annual Report.

(continued - to be dated and signed on reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

ROCK OF AGES CORPORATION

CLASS B COMMON STOCK

June 22, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

The Board of Directors Recommends a vote FOR the election of Richard C. Kimball and Kurt M. Swenson as directors (Proposal No. 1), and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006 (Proposal No. 2).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors duly nominated.

NOMINEES:
- ○ Richard C. Kimball
- ○ Kurt M. Swenson

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Proposal to ratify the appointment of Grant Thornton LLP as Company's independent registered public accounting firm for fiscal 2006.	☐	☐	☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.